EXHIBIT 99



For additional information, please contact: Mr. Charles R. Ofner
                                                  (713) 496-5000

   March 7, 1995   Houston,  Texas.....Reading & Bates Corporation
(RB-NYSE) announced today that it has engaged Morgan Stanley & Co. Incorporated to serve as its financial advisor with respect to the evaluation of the unsolicited merger proposal Reading & Bates recently received from Sonat Offshore Drilling Inc.

   Reading & Bates is a New York Stock Exchange listed company, providing offshore drilling services throughout the world. Its wholly owned subsidiary, Reading & Bates Development Co., provides technical, construction and project management services and floating production systems to the upstream offshore oil and gas industry worldwide.